Exhibit 99.1

November 19, 2020

SG Blocks Reports Third Quarter 2020

Financial Results

- Advances Significant Project Activity Across Residential, Health Care and Commercial Verticals -

- Major Vertical Integration Through A Purchase Agreement of ECHO DCL -

- Management to Host Conference Call Today at 4:30 p.m. ET -

BROOKLYN, N.Y. / (BUSINESS WIRE) -- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, reported its financial results for the third quarter ending September 30, 2020.

“The third quarter was a strong quarter for SG Blocks, as we accelerated our momentum from the first half of the year,” stated Paul Galvin, SG Blocks’ Chairman and Chief Executive Officer. “Importantly, in addition to a growing pipeline of active and pending projects, we were extremely pleased to execute our agreement to acquire the assets of ECHO DCL, with the right of first refusal to acquire the building and land. ECHO DCL—re-named SG Echo—offers us an opportunity to vertically integrate a large portion of our supply chain, giving us better control of inventory and production, while allowing for better margins, productivity and efficiency for design, engineering, manufacturing and delivery.

“We announced strong activity across all of our major verticals during the quarter. Major announcements included our partnership with Clarity Lab Solutions to deliver CLIA-certified laboratories to facilitate on site COVID testing utilizing our exclusive distribution rights to OSANG’s GeneFinderTM test kits. Demand for these facilities is booming, and we have announced projects to deliver modular labs in Boca Raton, Florida, at Los Angeles Airport, and to Memorial Healthcare in Wayne County, Michigan. Additionally, our joint venture partnership, Clarity Mobile Venture, was one of the approved TTP providers for state mandated testing and diagnostic services in order to by-pass the 14-day quarantine for passengers arriving in Hawaii. In our commercial vertical, we partnered with Grimshaw to create and deliver modular units for educational systems to help alleviate the current strain on existing space due to the impact of COVID-19, and subsequent to quarter end, we announced a partnership with Blink, a leader in electric vehicle charging equipment, to deploy charging stations nationwide.”

Mr. Galvin concluded, “Amid great uncertainty in 2020, we are thriving because of the durability and innovative design of our products, and the speed and efficiency with which we can deploy our finished boxes. We have spent many years building a strong foundation, and I believe we are now positioned to benefit from growing project activity that should drive increased earnings and cash flow through year end and into 2021. I would like to thank the entire SG Blocks team for all of your hard work and dedication this year.”

Third Quarter 2020 and Subsequent Operational Highlights:

At September 30, 2020, the Company had 17 projects under contract, compared to 12 projects under contract at June 30, 2020. At September 30, 2020, the construction backlog was approximately $24.9 million, as compared to $17.3 million as of June 30, 2020.

In the health care vertical:

●	On August 27th, the Company formed a joint venture with Clarity Lab Solutions, based in Boca Raton, Florida.

●	On September 23rd, in a substantial vertical integration, SG Blocks acquired the assets of modular factory Echo DCL. The Company also has the right of first refusal to acquire the factory building and 19-acre parcel located in Durant, Oklahoma. This facility will provide the ability to build the majority of the medical structures, and represents a significant step in vertical integration to better control cost of goods sold and provide better efficiency.

●	On September 25th, SG Blocks announced it would partner with the Los Angeles World Airport (“LAWA”) to establish an operational Covid D Tec Lab at Los Angeles Airport (“LAX”). On October 16th, testing services began inside three terminals at LAX.

Subsequent to quarter end, the Company announced:

●	On October 19th, SG Blocks and OSANG Healthcare announced a Managed Covid Test Supply Agreement and Purchase Order for 2 million Covid PCR tests being stored in Southern California.

●	On October 30th, SG Blocks and Grimshaw announced its D Tec product was selected by CBS’s coveted “New York by Design” competition commencing in November 2020.

●	On November 16th, SG Blocks’ subsidiary, Clarity Mobile Venture announced it had been selected as a Trusted Testing Partner approved by the State of Hawaii for their comprehensive Travel Testing program to and from California.

●	On November 19, SG Blocks announced that the Company has been selected by Memorial Healthcare, in Wayne County, Michigan, to provide a full service modular testing and lab facility network aimed at reducing the spread of COVID-19. Under the contract, Wayne County will provide a capital grant of $2.7mm million to SG Blocks deliver 4 D-Tec 1 units and a central scalable D-Tec 5 hub. The D-Tec 1 units will be deployed throughout the county and will provide sample extraction and lab services, with the capacity to process up to 7,000 tests per eight-hour shift.

Within the Commercial and Residential verticals, the Company:

●	Advanced a contract worth approximately $4.0 million for a hospitality project in the Everglades, anticipated to be completed by second quarter 2021.

●	Executed a $2.9 million contract for a series of buildings in New Mexico, which will be substantially complete in calendar year 2020.

●	Commenced the site work by SG Residential on Monticello Mews which is 6 buildings and 300 units of workforce housing, under license agreement in the Catskills, New York.

Subsequent to quarter end, the Company announced:

●	An agreement with BLINK for the design and delivery of unique electric vehicle charging solutions.

Third Quarter 2020 Financial Results:

●	Revenue of approximately $575,000 in the third quarter, as compared to approximately $184,000 in the third quarter 2019.

●	Gross profit of approximately $194,000 in the third quarter 2020, as compared to gross loss of approximately $182,000 in the third quarter 2019. Gross profit margin was 34% for the third quarter 2020.

●	Operating expenses of approximately $1,720,000 in the third quarter 2020, as compared to approximately $1,091,000 in the third quarter 2019. The increase in operating expenses was primarily driven by higher payroll and related expenses, and higher G&A expenses related to legal and consulting expenses, partially offset by lower marketing and business development expenses.

●	Net loss of approximately $1,478,000 in the third quarter 2020, or $(0.17) per basic and diluted share, as compared to a net loss of approximately $1,325,000, or $(4.66) per basic and diluted share, in the third quarter 2019.

●	Adjusted EBITDA loss of approximately $1,024,000 in the third quarter 2020, as compared to a loss of approximately $1,092,000 in the third quarter 2019. (See below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).

●	Total assets at September 30, 2020 were approximately $26.3 million, as compared to approximately $6.6 million at December 31, 2019.

●	Cash and cash equivalents at September 30, 2020 totaled approximately $13.0 million, as compared to approximately $1.6 million at December 31, 2019.

Further details about the Company’s results will be available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks’ Chief Executive Officer, Paul Galvin, and Acting Chief Financial Officer, Gerald Sheeran, will host a listen-only conference call today, November 19, 2020, at 4:30 p.m. eastern time. The conference call will be broadcast live and available for replay at the investor relations section of the Company’s website at www.sgblocks.com. Please call the conference telephone number 5-10 minutes prior to the start time; an operator will register your name and organization.

To access the call, please use the following information:

Date:	November 19, 2020
Time:	4:30 p.m. ET
Toll-free dial-in number:	1-855-327-6837
International dial-in number:	1-631-891-4304
Conference ID:	10011924

To access the replay, please use the following information

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	10011924

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to: i) they do not reflect the Company’s cash outlays for capital expenditures; They do not reflect changes in, or cash requirements for, working capital; and Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same or similar to some of the adjustments made in our calculations, and our presentation of EBITDA and Adjusted EBITDA should not be construed to mean that our future results will be unaffected by such adjustment. Management compensates for these limitations by using EBITDA and Adjusted EBITDA as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net loss	$(1,478,273)	$(1,325,469)	$(3,063,673)	$(2,787,913)
Addback interest expense	2,614	—	8,877	—
Addback interest income	(27,401)	—	(38,497)	—
Addback depreciation and amortization	47,488	38,677	142,290	117,540
EBITDA (non-GAAP)	(1,455,572)	(1,286,792)	(2,951,003)	(2,670,373)
Addback loss on asset disposal	1,012	52,039	1,012	52,039
Addback litigation expense	127,205	—	395,045	—
Addback stock compensation expense	303,169	142,777	471,683	482,139
Adjusted EBITDA (non-GAAP)	$(1,024,186)	$(1,091,976)	$(2,083,263)	$(2,136,195)

About SG Blocks:

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and includes statements such as being positioned to benefit from growing project activity that should drive increased earnings and cash flow through year end and into 2021, completing a $4.0 million hospitality project in the Everglades by second quarter 2021 and substantially completing a $2.9 million contract for a series of buildings in Pueblo, Colorado.. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to benefit from growing project activity and drive increased earnings and cash flow through year end and into 2021, the Company’s ability to complete its $4.0 million hospitality project in the Everglades as scheduled, the Company’s ability to substantially completing its $2.9 million contract for a series of buildings in Pueblo, Colorado as scheduled, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Media:

Rubenstein Public Relations

Christina Levin

Account Director

212-805-3029

clevin@rubensteinpr.com

Investors:

Stephen Swett

(203) 682-8377

investors@sgblocks.com

Source: SG Blocks, Inc.

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,047,565	$1,625,671
Accounts receivable, net	4,337,020	1,101,185
Contract assets	151,230	106,015
Inventories	812,320	—
Prepaid expenses and other current assets	270,481	73,938
Total current assets	18,618,616	2,906,809

Property, plant and equipment, net	1,729,920	11,747
Goodwill	1,223,520	1,223,520
Right-of-use asset	1,624,194	—
Long-term note receivable	673,185	—
Intangible assets, net	2,293,681	2,298,805
Deferred contract costs, net	163,140	193,730
Total Assets	$26,326,256	$6,634,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,990,993	$2,105,505
Contract liabilities	2,860,730	168,957
Earnout liability	752,559	—
Lease liability, current maturities	331,905	—
Other current liabilities	5,000	—
Total current liabilities	5,941,187	2,274,462

Lease liability, net of current maturities	1,292,289	—
Total liabilities	7,233,476	2,274,462

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 8,596,189 issued and outstanding as of September 30, 2020 and 1,157,890 issued and outstanding as of December 31, 2019	85,962	11,579
Additional paid-in capital	39,654,308	21,932,387
Accumulated deficit	(20,647,490)	(17,583,817)
Total stockholders’ equity	19,092,780	4,360,149
Total Liabilities and Stockholders’ Equity	$26,326,256	$6,634,611

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Construction services	$494,330	$187,895	$1,118,197	$2,521,139
Engineering services	82,230	(3,369)	286,068	126,419
Total	576,560	184,526	1,404,265	2,647,558

Cost of revenue:
Construction services	311,002	391,494	576,121	1,986,394
Engineering services	70,952	(24,711)	213,324	31,998
Total	381,954	366,783	789,445	2,018,392

Gross profit (loss)	194,606	(182,257)	614,820	629,166

Operating expenses:
Payroll and related expenses	679,863	548,156	1,344,009	1,832,333
General and administrative expenses	980,773	478,726	2,238,837	1,318,390
Marketing and business development expense	46,650	63,016	109,887	194,591
Pre-project expenses	12,650	1,275	37,650	19,726
Total	1,719,936	1,091,173	3,730,383	3,365,040

Operating loss	(1,525,330)	(1,273,430)	(3,115,563)	(2,735,874)

Other income (expense):
Loss on asset disposal	(1,012)	(52,039)	(1,012)	(52,039)
Interest expense	(2,614)	—	(8,877)	—
Interest income	27,401	—	38,497	—
Other income	23,282	—	23,282	—
Total	47,057	(52,039)	51,890	(52,039)

Loss before income taxes	(1,478,273)	(1,325,469)	(3,063,673)	(2,787,913)
Income tax expense	—	—	—	—

Net loss	$(1,478,273)	$(1,325,469)	$(3,063,673)	$(2,787,913)

Net loss per share - basic and diluted:
Basic and diluted	$(0.17)	$(4.66)	$(0.60)	$(11.29)

Weighted average shares outstanding:
Basic and diluted	8,596,189	284,737	5,070,816	246,927

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at June 30, 2020	8,596,189	$85,962	$39,351,139	$(19,169,217)	$20,267,884
Stock-based compensation	—	—	303,169	—	303,169
Conversion of restricted stock units to common stock	—	—	—	—	—
Conversion of debt exchange to common stock	—	—	—	—	—
Issuance of common stock, net of issuance costs	—	—	—	—	—
Net loss	—	—	—	(1,478,273)	(1,478,273)
Balance at September 30, 2020	8,596,189	$85,962	$39,654,308	$(20,647,490)	$19,092,780

Balance at December 31, 2019	1,157,890	$11,579	$21,932,387	$(17,583,817)	$4,360,149
Stock-based compensation	—	—	471,683	—	471,683
Conversion of restricted stock units to common stock	24,672	246	(246)	—	—
Reverse stock split settlement	(38)	—	(122)	—	(122)
Conversion of debt exchange to common stock	73,665	737	205,526	—	206,263
Issuance of common stock, net of issuance costs	7,340,000	73,400	17,045,080	—	17,118,480
Net loss	—	—	—	(3,063,673)	(3,063,673)
Balance at September 30, 2020	8,596,189	$85,962	$39,654,308	$(20,647,490)	$19,092,780

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at June 30, 2019	255,390	$2,554	$18,741,489	$(12,125,721)	$6,618,322
Stock-based compensation	—	—	197,090	—	197,090
Issuance of common stock, net of issuance costs	45,000	450	582,856	—	583,306
Net loss	—	—	—	(1,325,469)	(1,325,469)
Balance at September 30, 2019	300,390	$3,004	$19,521,435	$(13,451,190)	$6,073,249

Balance at December 31, 2018	213,002	$2,130	$17,741,214	$(10,663,277)	$7,080,067
Stock-based compensation	—	—	645,080	—	645,080
Issuance of common stock, net of issuance costs	87,388	874	1,135,141	—	1,136,015
Net loss	—	—	—	(2,787,913)	(2,787,913)
Balance at September 30, 2019	300,390	$3,004	$19,521,435	$(13,451,190)	$6,073,249

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,063,673)	$(2,787,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,858	8,697
Amortization of intangible assets	108,842	108,843
Amortization of deferred license costs	30,590	—
Bad debt expense (benefit)	—	(54,000)
Interest income on long-term note receivable	(23,185)	—
Stock-based compensation	471,683	482,139
Loss on asset disposal	1,012	52,039
Changes in operating assets and liabilities:
Accounts receivable	(2,581,925)	363,987
Contract assets	(14,786)	251,636
Inventories	(681,521)	—
Prepaid expenses and other current assets	(189,143)	821,802
Accounts payable and accrued expenses	(841,778)	(653,821)
Contract liabilities	2,322,164	(1,093,796)
Other current liabilities	5,000	—
Net cash used in operating activities	(4,453,862)	(2,500,387)

Cash flows from investing activities:
Advances in note receivable	(650,000)	—
Purchase of Echo DCL, LLC, net of cash acquired	(743,168)	—
Purchase of property, plant and equipment	(49,434)	(2,070)
Net cash used in investing activities	(1,442,602)	(2,070)

Cash flows from financing activities:
Proceeds from public stock offering, net of issuance costs	17,118,480	1,136,015
Proceeds from long-term note payable	200,000	—
Settlement of common stock from reverse stock split	(122)	—
Net cash provided by financing activities	17,318,358	1,136,015

Net increase (decrease) in cash and cash equivalents	11,421,894	(1,366,442)

Cash and cash equivalents - beginning of period	1,625,671	1,368,395

Cash and cash equivalents - end of period	$13,047,565	$1,953

Supplemental disclosure of non-cash investing and financing activities:
Non-cash conversion of accrued interest of long-term note payable to common stock	$6,263	$—
Non-cash conversion of long-term note payable to common stock	200,000	—
Non-cash conversion of accrued salary to restricted stock units to common stock	—	162,941
Total non-cash investing and financing activities	$206,263	$162,941